AMENDED AND RESTATED NOTE

$15,000,000.00 June 28, 2012

FOR VALUE RECEIVED, SUTTON HILL PROPERTIES, LLC, a Nevada limited liability company, having its principal place of business at 6100 Center Drive, Suite 900, Los Angeles, California 90045 (“Borrower”), promises to pay to the order of SOVEREIGN BANK, N.A. a national association, having its principal place of business at 824 North Market Street, Wilmington, Delaware 19801, its successors and assigns (hereinafter referred to as “Lender”), the principal sum of Fifteen Million and 00/100 Dollars ($15,000,000.00), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance outstanding on the first day of the applicable Interest Accrual Period (hereinafter defined) at the Interest Rate (hereinafter defined) in effect for such Interest Accrual Period.

This Note amends and restates in its entirety that certain Promissory Note dated as of June 28, 2007 in the original principal amount of $15,000,000.00, made by Borrower in favor of Eurohypo AG, New York Branch (the “Original Note”), which Original Note is now held by Lender.  Borrower confirms that the full principal amount has been advanced under the Original Note, that the full principal indebtedness outstanding under the Original Note is $15,000,000.00, and that there are no offsets, setoffs or counterclaims against payment of said amounts.  This Note does not constitute a satisfaction, termination, novation or discharge of the Original Note.

 1.   DEFINITIONS

As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires.  Defined terms in this Note shall include in the singular number the plural and in the plural number the singular.  All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Security Instrument.

“Additional Taxes” shall have the meaning set forth in Section 2.1(d) hereof.

“Adjusted LIBOR Rate” shall mean, with respect to each Interest Accrual Period, the rate per annum equal to the quotient of (a) the LIBOR Rate divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements applicable to Lender on the related Interest Determination Date (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of any Governmental Authority as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors of the Federal Reserve System) maintained by a member bank of such system.   Adjusted LIBOR Rate may or may not be the lowest rate based upon the market for U.S. Dollar deposits in the London Interbank Eurodollar Market at which the Lender prices loans on the date which LIBOR Rate is determined by Lender as set forth above.

“Affiliate” of any specified Person means any other Person Controlling, Controlled by or under common Control with such specified Person.

“Bankruptcy Event” shall mean the occurrence of any one or more the of the following:  (i) Borrower files a voluntary petition under Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights (the “Bankruptcy Code”) or any other Creditors Rights Laws (defined below); (ii) any Borrower Party files, or joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (iii) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors (“Creditors Rights Laws”), or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (iv) any Borrower Party consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; (v) any Borrower Party makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (vi) the substantive consolidation of any Restricted Party with any other entity in connection with any proceeding under the Bankruptcy Code or any other Creditors Rights Laws involving such Restricted Party or its subsidiaries; (vii) any Restricted Party contesting or opposing any motion made by Lender to obtain relief from the automatic stay or seeking to reinstate the automatic stay in the event of any proceeding under the Bankruptcy Code or any other Creditors Rights Laws involving such Restricted Party or its subsidiaries; and (viii) in the event Lender receives less than the full value of its claim in any proceeding under the Bankruptcy Code or any other Creditors Rights Laws, Restricted Party or any of its Affiliates receiving an equity interest or other financial benefit of any kind as a result of a “new value” plan or equity contribution.

“Base Rate” shall mean, for any day, the sum of (x) one percent (1%) plus (y) the greater of (a) the Prime Rate for such day, and (b) the Federal Funds Rate for such day plus .50%.

“Board” shall mean the Board of Governors of the Federal Reserve System, and any successor thereof.

“Borrower Party” and “Borrower Parties” shall mean each of Borrower, Guarantor and Borrower’s managing member.

“Business Day” shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed, and when used in the context of a Loan bearing interest at the LIBOR Rate, is also a day of trading by and between banks in the London interbank market.

“Capital Adequacy Rule” shall mean any law, rule or regulation regarding capital adequacy, or any interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency.

“Cash Available for Debt Service” shall mean:

(i) all gross receipts received from the Property, including, without limitation, from tenants in the Property and paying rent under leases in effect during the applicable twelve-month period, calculated on a cash basis which reflects only the income actually received during the previous twelve-month period as of the date of such calculation, including without limitation all amounts to be received from tenants as payment of operating expenses but not including refundable deposits, late fees or charges, interest income or other non-operating income, lease termination payments, excess tenant improvement and leasing commission payments included as additional rent, principal or interest payments received by Borrower on loans to tenants and fees and reimbursements for work performed for tenants by Borrower, less:

(ii) all expenses actually incurred by Borrower (without duplication), for the operation or maintenance of the Property for the applicable twelve-month period, including the cost of property management (which shall be the greater of the actual management fee payable under a management contract in effect for the applicable twelve-month period, market or the minimum fee applied by the Rating Agencies), marketing, franchise fees (which shall be the greater of the actual fees payable under franchise or license agreements, market, or the minimum fee applied by nationally recognized rating agencies), maintenance, cleaning, security, legal, administrative, landscaping, parking maintenance, utilities, real estate taxes and assessments and other taxes related to the operation of the Property, insurance premiums, necessary repairs and future replacements of equipment and other capital expenditures, tenant improvements, leasing commissions and other costs and expenses incurred by Borrower during the applicable period.  Payments under this Note and non-cash deductions for income tax purposes shall not be deducted in determining Cash Available for Debt Service.

Cash Available for Debt Service shall be determined by Lender in a manner substantially the same as that utilized by Lender in underwriting loans secured by similar property types at the time of determination of the Debt Yield.

“Closing Date” means the date of this Note.

“Control” (and terms correlative thereto) when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

 “Debt Yield” means, as of any date of calculation a ratio conveyed as a percentage in which:  (i) the numerator is Cash Available for Debt Service; and (ii) the denominator is the then outstanding principal balance of the Loan.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Extended Maturity Date” shall mean June 26, 2014.

“Federal Funds Rate” shall mean, for any date, the rate set forth in the weekly statistical release designated as H.15(519) or any successor publication, published by the Board for such day opposite the caption “Federal Funds Effective Rate.”  If on the relevant day such rate is not yet so published, the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York for such date under the caption “Federal Funds Effective Rate.”  If on any relevant date the appropriate rate for such date is not yet published in either of the foregoing publications, the rate for such day will be the arithmetic mean (rounded upwards if necessary, to the nearest 1/100th of one percent) of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. (New York City time) on that day by three leading brokers or dealers of Federal Funds transactions in New York City, selected by Lender.

“First Interest Accrual Period” shall mean the period from and including the Closing Date through but excluding the Initial Accrual Period Day first occurring after the Closing Date.

“Governmental Authority” shall mean, with respect to any person, any federal or state government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case, having jurisdiction over such applicable person or such person's property and any stock exchange on which shares of capital stock of such person are listed or admitted for trading.

“Guarantor” shall mean Reading International, Inc., a Nevada corporation.

 “Initial Accrual Period Day” shall mean the first (1st) day of each calendar month.  Lender shall have the one (1) time right to change the Initial Accrual Period Day by giving notice of such change to Borrower.

“Initial Maturity Date” shall mean June 27, 2013.

“Initial Monthly Payment Date” shall have the meaning set forth in Section 2.1(a)(ii) hereof.

"Interest Accrual Period" shall mean (a) the First Interest Accrual Period and, (b) with respect to the Initial Monthly Payment Date and every Payment Date thereafter, the period from and including the Initial Accrual Period Day immediately preceding the applicable Payment Date through but excluding the Initial Accrual Period Day next occurring.  Lender shall have the one (1) time right to change the Interest Accrual Period by giving notice of such change to Borrower.

 “Interest Determination Date” shall mean two (2) LIBOR Business Days prior to the first (1st) day of the calendar month in which the applicable Interest Accrual Period commences; provided that, notwithstanding the foregoing, Lender shall have the right to change the Interest Determination Date by giving notice of such change to Borrower.

“Interest Rate” shall mean the rate per annum (expressed as a percentage) equal to the Adjusted LIBOR Rate plus the LIBOR Margin; or if Lender shall exercise its rights under Section 2.5, the Base Rate.  The Interest Rate is subject to increase in accordance with the terms of Section 3.8(e) of the Security Instrument.

“LIBOR Lending Office” shall mean the office of Lender located at 195 Montague Street, Brooklyn, New York 11201 or such other branch (or affiliate) of Lender as Lender may designate as its LIBOR Lending Office.

“LIBOR Business Day” shall mean any day on which banks are open for dealing in foreign currency and exchange in London, England.

“LIBOR Margin” shall mean five hundred basis points (5.00%) per annum.

“LIBOR Rate” shall mean the rate per annum calculated as set forth below:

With respect to each Interest Accrual Period, the rate (rounded upwards, if necessary, to the nearest 1/16 of 1%) for deposits in U.S. Dollars, for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the related Interest Determination Date.  If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for that Interest Accrual Period shall be determined on the basis of the rates (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which deposits in Dollars are offered by any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time.  Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide a quotation of such rates, as offered by each such bank.  If at least two such quotations are provided, the rate for that Interest Accrual Period shall be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the quotations.  If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period shall be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates quoted by major banks in New York City selected by Lender, at approximately 11:00 a.m., New York City time, on the Interest Determination Date with respect to such Interest Accrual Period for loans in Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single transaction in the relevant market at the relevant time.  Lender shall determine LIBOR Rate for each Interest Accrual Period and the determination of LIBOR Rate by Lender shall be binding upon Borrower absent manifest error.

“Loan to Value Ratio” shall mean the ratio, expressed as a percentage, obtained by dividing the unpaid principal balance of this Note by the value of the Property as determined pursuant to a then current MAI appraisal of the Property.

“Maturity Date” shall mean the earlier of (a) the Initial Maturity Date, if the Initial Maturity Date is not extended in accordance with Section 2.1(e) of this Note, (b) the Extended Maturity Date, if the Initial Maturity Date is extended in accordance with Section 2.1(e) of this Note, or (c) the date on which the Loan becomes due and payable under this Note or the other documents executed in connection with this Note, whether by acceleration or otherwise.

“Parent” shall mean, with respect to Lender, any person controlling Lender.

“Payment” shall have the meaning set forth in Section 2.2(a) hereof.

“Payment Date” shall mean, with respect to each month, the first (1st) calendar day in such month, or if such day is not a Business Day, the next following Business Day.  Notwithstanding the foregoing, Lender shall have the one (1) time right to change the Payment Date by giving notice of such change to Borrower.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any Governmental Authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Prime Rate” shall mean a fluctuating interest rate per annum equal to the rate of interest reported in the Money Rates section of the Wall Street Journal.  In the event the Wall Street Journal should cease or temporarily interrupt publication, the “Prime Rate” shall mean a fluctuating interest rate per annum equal to the rate of interest announced publicly in New York, New York, from time to time, as Lender's prime rate.  The Prime Rate does not necessarily represent the lowest or best rate actually charged to any customer.  Lender may make commercial loans or other loans at rates of interest, at, above or below the Prime Rate.

“Recourse Obligations of Borrower” shall have the meaning set forth in Section 10 hereof.

"Reuters Screen LIBOR01 Page" shall mean the display designated as "Reuters Screen LIBOR01 Page" on the Reuters service (or such other page as may replace LIBOR01 Page on that service or such other service as may be nominated by the British Banker’s Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits).

“Restricted Party” shall mean Borrower, Guarantor, any property manager of the Property that is an Affiliate of Borrower (“Affiliated Manager”), or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Guarantor, any Affiliated Manager.

“Unscheduled Payments” shall mean (a) all condemnation and insurance proceeds that Borrower is required to apply to the repayment of the Debt pursuant to this Note, the Security Instrument or any other Loan Documents, (b) any funds representing a voluntary or involuntary principal prepayment, and (c) any net proceeds obtained by Lender from the exercise of remedies under this Note, the Security Instrument or the other Loan Documents after the occurrence of an Event of Default.

 2.   PAYMENT TERMS

Section 2.1 Principal and Interest Payments.

(a) Payments of principal and interest under this Note, calculated in accordance with the terms hereof, shall be due and payable as follows:

(i) interest only at the Interest Rate in effect for the First Interest Accrual Period shall be due and payable on the date hereof;

(ii) interest at the Interest Rate in effect for each Interest Accrual Period shall be due and payable on the Payment Date in August, 2012 (the “Initial Monthly Payment Date”) and on each subsequent Payment Date through and including the Maturity Date; and

(iii) the entire outstanding principal amount of this Note, together with all accrued and unpaid interest (including, without limitation, all interest that would accrue on the outstanding principal balance of this Note through the end of the Interest Accrual Period during which the Maturity Date (as hereinafter defined) occurs) and any other charges due hereon, shall be due and payable on the Maturity Date.

(b) Borrower hereby authorizes Lender to charge checking account number 7673960133 at Sovereign Bank, N.A. (or such other account maintained by Borrower at Sovereign Bank, N.A. as Borrower shall designate by written notice to Lender) (the “Deposit Account”) to satisfy the monthly payments of principal and/or interest due and payable to Lender hereunder on each Payment Date and Lender is hereby authorized to charge the Deposit Account on each Payment Date. If any payment hereunder or under any of the Loan Documents becomes due and payable on a day other than a Business Day, such payment shall not be payable until the next succeeding Business Day, provided, however, if such next succeeding Business Day falls within the next calendar month, such payment shall be due and payable on the immediately preceding Business Day.  Interest on the principal sum of this Note shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty (360) day year.

(c) Lender shall determine the LIBOR Rate, Base Rate, Prime Rate and Federal Funds Rate as in effect from time to time, and each such determination of the LIBOR Rate, Base Rate, Prime Rate and Federal Funds Rate shall be conclusive and binding absent manifest error.

(d) Payments made by Borrower under this Note shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called “Additional Taxes”).  If any Additional Taxes are required to be withheld from any amounts payable to Lender hereunder or under any of the other Loan Documents, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Additional Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Note.

(e) Borrower shall have the option to extend the Initial Maturity Date for an additional one (1) year period (such period, the “Extension Period”) from the Initial Maturity Date to the Extended Maturity Date, provided that, as conditions precedent to the exercise of such option, (1) Borrower shall provide written notice to Lender of its election to request an extension of the Initial Maturity Date to the Extended Maturity Date no later than ninety (90) days prior to the Initial Maturity Date, (2) there is no Event of Default under any of the Loan Documents, (3) there shall be no material adverse change in the financial condition of the Borrower or Guarantor, (4) at the time of extension, Borrower must be maintaining an eleven percent (11%) Debt Yield, (5) Borrower shall have paid to Lender an extension fee equal to one percent (1.00%) of the principal amount of this Note, (6) Lender shall have received, reviewed and be satisfied with the current financial statements and other financial information requested by Lender and delivered by Borrower with respect to Borrower and Guarantor, (7) the Borrower must be in compliance with the Loan to Value Ratio covenant set forth in Section 4.6 of the Security Instrument as determined pursuant to a then current MAI appraisal of the Property, (8) Borrower shall pay all reasonable internal and external costs and expenses of Lender (including reasonable attorneys' fees and expenses) in connection with such extension, and (9) Borrower shall provide all other documentation that Lender may reasonably request.

Section 2.2 Application of Payments.

(a) Each and every payment (a “Payment”) made by Borrower to Lender in accordance with the terms of this Note and/or the terms of any one or more of the other Loan Documents and all other proceeds received by Lender with respect to the Debt, shall be applied as follows:

(i) Payments other than Unscheduled Payments shall be applied (1) first, to all interest (other than Default Rate interest) which shall be due and payable with respect to the Loan pursuant to the terms hereof as of the date the Payment is received (including any unpaid interest and interest thereon to the extent permitted by applicable law), (2) second, to all charges, Default Rate interest or other premiums and other sums payable hereunder or under the other Loan Documents (other than those sums included in clause (1) of this Section 2.2(a)(i)) in such order and priority as determined by Lender in its sole discretion, and (3) on the Maturity Date, to the Loan until the Loan has been paid in full.

(ii) Unscheduled Payments shall be applied at the end of the Interest Accrual Period in which such Unscheduled Payments are received as a principal prepayment of the Loan amount to amortize the Loan.

(b) To the extent that Borrower makes a Payment or Lender receives any Payment or proceeds for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such Payment or proceeds had not been received by Lender.

Section 2.3 Indemnity.  Borrower agrees to indemnify Lender and to hold it harmless from any cost, loss or expenses which Lender may sustain or incur as a consequence of (a) Borrower making a payment or prepayment of principal on the Loan on a day which is not a Payment Date with respect thereto, (b) default by Borrower in making any prepayment after Borrower has given a notice of prepayment, and (c) any acceleration of the maturity of the Loan by Lender in accordance with the terms of this Note, including, but not limited to, any such reasonable costs, loss or expense arising in liquidating the Loan and from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Loan hereunder.

Section 2.4 Increased Cost and Reduced Return.

(a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board (but excluding with respect to any such requirement reflected in the then effective LIBOR Rate)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender (or its LIBOR Lending Office) or shall impose on Lender (or its LIBOR Lending Office) or on the London interbank market any other condition affecting any loan bearing interest at the LIBOR Rate, and the result of any of the foregoing is to increase the cost to Lender (or its LIBOR Lending Office) of maintaining the Loan at the LIBOR Rate, or to reduce the amount of any sum received or receivable by Lender (or its LIBOR Lending Office) under this Note with respect thereto, by an amount deemed by Lender in its reasonable judgment to be material, then, within thirty (30) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.

(b) If Lender shall have determined that, after the date hereof, the adoption of any Capital Adequacy Rule has or would have the effect of reducing the rate of return on capital of Lender (or its Parent) as a consequence of Lender's obligations hereunder to a level below that which Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, within fifteen (15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender (or its Parent) for such reduction.

(c) Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section 2.4 and will designate a different LIBOR Lending Office if such designation will avoid the need for, or reduce the amount of such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to Lender.  A certificate of Lender claiming compensation under either Section 2.4(a) or 2.4(b) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error; provided that any certificate delivered by Lender pursuant to this Section 2.4(c) shall (i) in the case of a certificate in respect of amounts payable pursuant to Section 2.4(a), set forth in reasonable detail the basis for and the calculation of such amounts, and (ii) in the case of a certificate in respect of amounts payable pursuant to Section 2.4(b), (A) set forth at least the same amount of detail in respect of the calculation of such amount as Lender provides in similar circumstances to other similarly situated borrowers from Lender, and (B) include a statement by Lender that it has allocated to the Loan a proportionately equal amount of any reduction of the rate of return on Lender’s capital due to a Capital Adequacy Rule as it has allocated to each of its other outstanding loans that are effected similarly by such Capital Adequacy Rule.

Section 2.5 Deposits Unavailable.  In the event, and on each occasion, that (a) Lender shall have determined that dollar deposits in the principal amounts of the Loan are not generally available to Lender in the London interbank market, for such periods and amounts then outstanding hereunder or that reasonable means do not exist for ascertaining the LIBOR Rate, or (b) Lender determines that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to Lender of maintaining the Loan at the LIBOR Rate during such Interest Accrual Period, Lender shall, as soon as practicable thereafter, give written notice of such determination to Borrower.  In the event of such determination, until the circumstances giving rise to such notice no longer exist, the Loan shall bear interest at the Base Rate.  After an Event of Default, interest shall accrue on the outstanding principal balance of this Note at a rate per annum equal to the Default Rate.

Section 2.6 Illegality.  If on or after the date of this Note, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender (or its LIBOR Lending Office) to maintain the Loan to Borrower pursuant to this Section 2.6, Lender shall designate a different LIBOR Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of Lender, be otherwise disadvantageous to Lender.  If Lender shall determine that it may not lawfully continue to maintain the Loan at the LIBOR Rate to maturity and shall so specify in such notice, the Loan shall bear interest at the Base Rate.

 3.   SECURITY

This Note is secured by, and Lender is entitled to the benefits of, the Security Instrument, the Assignment, the Environmental Agreement and the other Loan Documents (hereinafter defined).  The term “Security Instrument” means the Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated the date hereof by and between Borrower and Lender covering the estate of Borrower in certain premises as more particularly described therein (which premises, together with all properties, rights, titles, estates and interests now or hereafter securing the Debt and/or other obligations of Borrower under the Loan Documents, are collectively referred to herein as the “Property”), together with all extensions, renewals, modifications, substitutions and amendments thereof.  The term “Assignment” means the Assignment of Leases and Rents of even date herewith executed by Borrower in favor of Lender, together with all extensions, renewals, modifications, substitutions and amendments thereof.  The term “Environmental Agreement” means the Environmental Indemnity Agreement of even date herewith executed by Borrower and Guarantor in favor of Lender, together with all extensions, renewals, modifications, substitutions and amendments thereof. The term “Loan Documents” refers collectively to this Note, the Security Instrument, the Assignment, the Environmental Agreement, and any and all other documents executed in connection with this Note or now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note or pertains to indebtedness evidenced by this Note, together with all extensions, renewals, modifications, substitutions and amendments thereof.

 4.   LATE FEE

If any installment payable under this Note (including the final installment due on the Maturity Date) is not received by Lender on or before the tenth (10th) calendar day after the day on which the same is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum or (b) the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by the Loan Documents.

 5.   DEFAULT AND ACCELERATION

So long as an Event of Default exists, Lender may, at its option, without notice or demand to Borrower, declare the Debt immediately due and payable.  All remedies hereunder, under the Loan Documents and at law or in equity shall be cumulative.  In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security for the Debt or to defend against any claims asserted by Borrower arising from or related to the Loan Documents, Borrower also agrees to pay to Lender on demand all costs of collection or defense incurred by Lender, including reasonable attorneys' fees for the services of counsel whether or not suit be brought.

 6.   DEFAULT INTEREST

Upon the occurrence of an Event of Default Borrower shall pay interest on the entire unpaid principal sum and any other amounts due under the Loan Documents at the rate equal to the Default Rate.  The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of a sum of money determined by Lender to be sufficient to cure the Event of Default.  Amounts of interest accrued at the Default Rate shall constitute a portion of the Debt, and shall be deemed secured by the Loan Documents.  This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

 7.   PREPAYMENT

(a) This Note may from time to time be prepaid, (i) in whole but not in part on or before the sixth (6) month anniversary of the date of this Note, and (ii) in whole or in part after the sixth (6) month anniversary of the date of this Note.  With respect to any such prepayments, the principal balance of this Note may be prepaid in the manner provided in this Section 7 on any Business Day upon not less than thirty (30) days nor more than ninety (90) days prior written notice to Lender specifying the Business Day on which prepayment is to be made (the “Prepayment Date”), provided that such prepayment shall be accompanied by payment of interest accrued through the Prepayment Date on which such prepayment is made, together with all other sums then due under this Note and the other Loan Documents including, but not limited to, under Section 2.3 or this Section 7.  If any such notice of prepayment is given, the principal balance of this Note stated therein or required herein to be prepaid and the other sums required to be paid under this paragraph shall be due and payable on the Prepayment Date specified therein.  Prepayments of principal may only be made on a Business Day.  Any prepayment made at any time on or before the sixth (6) month anniversary of this Note shall be accompanied by a payment of interest at the Interest Rate through the last calendar day of the month in which the six (6) month anniversary of this Note occurs.

(b) Partial prepayments of principal, whether as a result of prepayment as set forth in this Section 7 or resulting from the application of casualty or condemnation proceeds to the Debt, shall not change the amounts of subsequent monthly installments of principal (if any are required hereunder) nor change the dates on which such installments are due, unless Lender shall otherwise agree in writing, which consent shall not be unreasonably withheld.

 8.   SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay.  If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note (i.e. the Maturity Date) until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

 9.   WAIVERS

(a) Except as specifically provided in the Loan Documents and to the extent permitted by law, Borrower and any endorsers, sureties or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, all applicable exemption rights, valuation and appraisement, notice of demand, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and the bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof.  Borrower and any surety, endorser or guarantor hereof agree (i) that the time for any payments hereunder may be extended from time to time without notice and consent, (ii) to the acceptance by Lender of further collateral, (iii) the release by Lender of any existing collateral for the payment of this Note, (iv) to any and all renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and/or (v) that additional Borrowers, endorsers, guarantors or sureties may become parties hereto all without notice to them and without in any manner affecting their liability under or with respect to this Note.  No extension of time for the payment of this Note or any installment hereof shall affect the liability of Borrower under this Note or any endorser or guarantor hereof even though the Borrower or such endorser or guarantor is not a party to such agreement.

(b) Failure of Lender to exercise any of the options granted herein to Lender upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event.  The acceptance by Lender of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Lender at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Lender.

 10.   EXCULPATION

(a) Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, or Affiliate of Borrower or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under this Note, the Security Instrument and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting this Note, the Security Instrument and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with this Note, the Security Instrument or the other Loan Documents.  The provisions of this Section shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (3) affect the validity or enforceability of any indemnity, guaranty or similar instrument (including, without limitation, indemnities set forth in Article 11 of the Security Instrument, in the Guaranty and the Environmental Agreement) made in connection with the Loan or any of the rights and remedies of Lender thereunder (including, without limitation, Lender’s right to enforce said rights and remedies against Borrower and/or Guarantor (as applicable) personally and without the effect of the exculpatory provisions of this Section 10); (4) impair the rights of Lender to obtain the appointment of a receiver; (5) impair the enforcement of the assignment of leases and rents contained in the Security Instrument and in any other Loan Documents; (6) impair the right of Lender to enforce Section 3.8(e) of the Security Instrument; (7) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (8) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i) fraud or intentional misrepresentation by any Borrower Party in connection with the Loan;

(ii) the gross negligence or willful misconduct of any Borrower Party;

(iii) any litigation or other legal proceeding related to the Debt filed by any Borrower Party that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of Lender to exercise any rights and remedies available to Lender as provided herein and in the other Loan Documents;

(iv) waste to the Property caused by the intentional acts or intentional omissions of any Borrower Party and/or the removal or disposal of any portion of the Property after an Event of Default;

(v) the misapplication, misappropriation or conversion by any Borrower Party of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, (C) any Rents following an Event of Default or (D) any tenant security deposits or Rents collected in advance;

(vi) failure to pay or otherwise discharge Taxes or charges for labor or materials or other charges that can create liens on any portion of the Property in accordance with the terms and provisions hereof;

(vii) failure to pay Insurance Premiums, to maintain the Policies in full force and effect and/or to provide Lender evidence of the same, in each case, as expressly provided herein;

(viii) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(ix) any tax on the making and/or recording of the Security Instrument, this Note or any of the other Loan Documents or any transfer or similar taxes (whether due upon the making of the same or upon Lender’s exercise of its remedies under the Loan Documents), but excluding any income, franchise or other similar taxes;

(x) the seizure or forfeiture of the Property, or any portion thereof, or Borrower’s interest therein, resulting from criminal wrongdoing by any Borrower Party; and/or

(xi) the failure to permit on-site inspections of the Property and/or to provide any documents required pursuant to Section 3.8 of the Security Instrument, in each case, as and when required by the Security Instrument.

(b) Notwithstanding anything to the contrary in this Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) any representation, warranty or covenant contained in Section 4.3 or Article 8 of the Security Instrument is violated or breached or (ii) a Bankruptcy Event occurs.

The obligations of Borrower to Lender for which Lender has recourse against Borrower, or with respect to which Borrower is personally liable to Lender pursuant to this Section 10, entitled “Exculpation,” shall be referred to as the “Recourse Obligations of Borrower”.

 11.   AUTHORITY

Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note and the other Loan Documents and that this Note and the other Loan Documents constitute legal, valid and binding obligations of Borrower.  Borrower further represents that the loan evidenced by the Loan Documents was made for business or commercial purposes and not for personal, family or household use.

 12.   NOTICES

All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner and be effective as specified in the Security Instrument, directed to the parties at their respective addresses as provided therein.

 13.   TRANSFER

Lender shall have the unrestricted right at any time or from time to time to sell this Note and the loan evidenced by this Note and the Loan Documents or participation interests therein.  Borrower shall execute, acknowledge and deliver any and all instruments requested by Lender to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this Note is outstanding upon the terms and provisions set out in this Note and the other Loan Documents.  To the extent, if any, specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such assignee(s) or participant(s) would have if they were the Lender hereunder.

 14.   WAIVER OF TRIAL BY JURY

BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO (A) ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN LENDER AND BORROWER; (B) USURY OR PENALTIES OR DAMAGES THEREFOR; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

 15.   APPLICABLE LAW

This Note shall be governed by and construed in accordance with the laws of the state in which the real property encumbered by the Security Instrument is located (without regard to any conflict of laws or principles) and the applicable laws of the United States of America.

 16.   JURISDICTION

BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

 17.   NO ORAL CHANGE

The provisions of this Note and the Loan Documents may be amended or revised only by an instrument in writing signed by the Borrower and Lender.  This Note and all the other Loan Documents embody the final, entire agreement of Borrower and Lender and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of Borrower and Lender.  There are no oral agreements between Borrower and Lender.

 18.   JOINT AND SEVERAL LIABILITY

In the event that more than one Person is a Borrower under this Note, the liability of all such Persons hereunder shall be joint and several.

 19.   FINANCIAL COVENANTS

Section 19.1 Operating Accounts.  Borrower shall maintain its operating account for the Property with Lender at all times until the Loan is fully repaid.

 [SIGNATURES ON FOLLOWING PAGE]

Executed as of the day and year first above written.

SUTTON HILL PROPERTIES, LLC,
a Nevada limited liability company

By:          Citadel Cinemas, Inc.,
a Nevada corporation,
its managing member

By:          /s/ Andrzej Matyczynski
Name:  Andrzej Matyczynski
Title:    Chief Financial Officer

SOVEREIGN BANK, N.A., a national association

By:    /s/ Ryan S. Ledwith
Name: Ryan S. Ledwith
Title:   Senior Vice President

ACKNOWLEDGMENT

STATE OF CALIFORNIA                                                                           )
)           ss:
COUNTY OF LOS ANGELES                                                                )

On June  24 , 2012 before me,   A.B. Valencia  (insert name of the officer), Notary Public, personally appeared Andrzej Matczynski, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Notary Public                                                                                                          [Seal]
NOTARY PUBLIC

STATE OF NEW YORK

COUNTY OF NEW YORK

On the  28th  day of June in the year 2012 before me, the undersigned, personally appeared Ryan S. Ledwith, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Notary Public
NOTARY PUBLIC

Signature and Office of Individual

taking acknowledgment